Exhibit 99.1

DBV Technologies Announces Financing of up to $306.9 Million (€284.5 Million) to Advance Viaskin® Peanut Patch Through Biologics License Application Submission and U.S. Commercial Launch, if Approved

●	DBV secures $125.5 million (€116.3 million) up front and up to $181.4 million (€168.2 million), subject to the full exercise of warrants
●

DBV sufficiently funded through the expected Biologics License Application (BLA) submission to Food and Drug Administration (FDA) for the Viaskin® peanut patch in children 4 – 7-years-old and commercial launch, if approved

●	DBV will host an investor conference call on Monday, March 31st at 5:00pm ET (23h00 CET) to discuss the financing and FDA update

DBV Technologies (the “Company” or “DBV”) (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Capital Market: DBVT), a clinical-stage biopharmaceutical company dedicated to treating pediatric allergies, today announced a financing of up to $306.9 million (€284.5 million), including gross proceeds of $125.5 million (€116.3 million) to be received upon closing and an aggregate of up to ($181.4 million) (€168.2 million) in gross proceeds if all the warrants are exercised, subject to satisfaction of specified conditions. The VITESSE Phase 3 study hitting its primary endpoint will trigger an acceleration of the exercise period of some of the warrants. DBV expects that the proceeds of this funding will be used for working capital and general corporate purposes, to finance the continued development of the Viaskin Peanut program, to finance the preparation and submission of a potential Biologics License Application (“BLA”) and, to finance the readiness of a launch of Viaskin peanut in the US, if approved. The financing will result in an immediate dilution of 22.4% and a maximal dilution of up to 73.7% of existing shareholders (on a non-diluted basis) if all the warrants in the offering are exercised in full.

The financing was led by MPM BioImpact, Adage Capital Management LP, Janus Henderson Investors, Vivo Capital, Octagon Capital, Surveyor Capital (a Citadel company), Bpifrance Participations, Yiheng Capital, as well as several large healthcare dedicated funds.

“DBV is developing the Viaskin peanut patch for the treatment of pediatric peanut allergy. This injection of capital is coming on the heels of news issued earlier this week announcing alignment with the FDA on safety exposure data required for a BLA for Viaskin peanut patch in 4 – 7-year-olds, accelerating the timeline for a BLA filing submission upon potential successful completion of VITESSE,” said Daniel Tassé, Chief Executive Officer, DBV Technologies. “I wish to again thank the FDA for their engagement and quick response. We are thrilled that this significant transaction will support our transition to a commercial organization as we progress towards completing the required studies and start preparing the dossiers for FDA review and launch, if approved, for both Viaskin peanut patch indications in toddlers 1 – 3 and children 4 – 7 years-old.”

“I’m pleased that we have an opportunity to get the Viaskin peanut patch to patients earlier than planned. VITESSE is the largest study ever conducted for peanut allergy in this age range. We had tremendous interest in this study; our original plan to randomize 600 subjects increased to a final count of 654 due to a surge at the end of recruitment,” said Dr. Pharis Mohideen, Chief Medical Officer, DBV Technologies. “This over-enrollment increases the study’s statistical power to greater than 90% and therefore DBV’s probability of success for VITESSE. Further, we targeted a younger and more sensitive patient population by limiting the age to 4 – 7-year-olds and the entry eliciting dose for the food challenge to 100 mg—these are the patients with a very high unmet medical need and who have historically seen robust treatment effects with Viaskin peanut. We ended up enrolling more younger subjects (i.e., 57% 4 – 5-year-olds) than expected and the overall study median peanut-specific IgE (39.2 kU/L) was also lower than expected, both of which have been associated with more robust treatment response1. We are looking forward to results in the fourth quarter of this year.”

“DBV looks forward to the continued advancement of the Viaskin peanut patch programs, highlighting the importance of the Company’s strong cash position with this newly secured capital,” said Virginie Boucinha, Chief Finance Officer, DBV Technologies. “We will continue to exercise diligent use of our resources. This infusion of capital from leading healthcare investors—both existing and new—reflects a strong confidence in the importance of the Viaskin peanut patch, and its potential impact on food allergy families. We are pleased to have such high caliber investors supportive of DBV as we progress towards potential commercialization of the Viaskin peanut patch, if approved.”

The financing consists of:

•

a share capital increase without preferential subscription rights reserved to categories of persons satisfying determined characteristics[2] pursuant to the 24th resolution of the general meeting of shareholders of May 16, 2024 (the “2024 General Meeting”) for an amount of approximately €38 million, consisting of the issuance of (i) 34,090,004 new shares at a par value of €0.10 (the “New Shares”) each with warrants of the Company attached (the “ABSA Warrants”, and together with the New Shares, the “ABSA”) at a subscription price of €1.1136 per ABSA and (ii) up to 59,657,507 additional new shares, if all the ABSA Warrants attached to the New Shares are exercised (the “ABSA Warrant Shares”); and

•

the issue through an offering reserved to categories of persons satisfying determined characteristics of 71,005,656 units (the “PFW-BS-PFW”) for an amount of approximately €79 million at a subscription price of €1.1136 per PFW-BS-PFW (of which €1.1036 will have been prefunded on the issue date), each PFW-BS-PFW consisting of one pre-funded warrant to subscribe for one share of the Company (the “First Pre-Funded Warrants”) and one warrant (the “BS Warrants”) to subscribe to one pre-funded warrants (the “Second Pre-Funded Warrants”), allowing to issue up to 71,005,656 additional new shares if all the First Pre-Funded Warrants are exercised (the “First PFW Shares”) and up to 124,259,898 additional new shares if all the Second Pre-Funded Warrants are exercised (the “Second PFW Shares”, together with the ABSA Warrant Shares and the First Pre-Funded Warrant Shares, the “Warrant Shares”, and together with the New Shares, the “Offered Shares”),

1 Fleischer DM, et al. Presented at the annual meeting of the Western Society of Allergy, Asthma & Immunology (WSAAI); Waimea, HI; February 9-13, 2025.

2 (i) natural person or legal entity, including company, trust, investment fund or other investment vehicle, regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign company, institutions or entities of any form, carrying out a significant portion of its business in the pharmaceutical, chemical, medical devices or technology sectors or conducting research in these areas; and/or (iii) French or foreign investment service provider, or any foreign establishment with equivalent status, likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) and/or (ii) above or in connection with the implementation of an equity or bond financing line and, in this context, to subscribe for the securities issued.

(together, the “Offering”).

Reasons for the Issuance and Use of Proceeds of the Offering

The net proceeds from the issue of the ABSA and the PFW-BS-PFW, together with existing cash and cash equivalents, will be mainly used in the following order of priority (i) for working capital and general corporate purposes, (ii) to finance the continued development of the Viaskin Peanut program, (iii) to finance the preparation and submission of a potential BLA and, (iv) to finance the readiness of a launch of Viaskin peanut in the US, if approved.

As an indication, the aggregate net proceeds from the issue of the ABSA and the PFW-BS-PFW (including the First Pre-Funded Price (as defined below) but excluding the exercise price of the First Pre-Funded Warrants, the ABSA Warrants, the BS Warrants and the Second Pre-Funded Warrants) is expected to be approximately €106.3 million.

If all of the First Pre-Funded Warrants, the BS Warrants, the Second Pre-Funded Warrants and the ABSA Warrants are exercised, the aggregate gross proceeds are estimated to be approximately €284.5 million (estimate aggregate maximum net proceeds of approximately €264.5 million).

Working Capital Statement

The Company’s current cash position (without giving effect to any potential proceeds from the Offering) is not sufficient to cover its operating needs for at least the next 12 months. As a result, there are significant uncertainties surrounding the Company’s ability to continue as a going concern.

On the basis of its current operations, plans and assumptions and prior to the Offering, the Company expects that its cash and cash equivalents of €16.2 million at February 28, 2025 will be sufficient to fund its operations only into April 2025.

The Company estimates that (i) its net cash requirement for the next twelve months is approximately €102.4 million, and (ii) it will need an additional €86.2 million (excluding any potential proceeds from the Offering) to supplement its working capital requirements and finance its operating expenses.

Taking into account the expected net proceeds from the issuance of the ABSA and the PFW-BS-PFW and based on its current operations, plans and assumptions, the Company will have sufficient net working capital to meet its obligations over the next 12 months, and will have sufficient cash and cash equivalents to fund its operations until June 2026.

The Company estimates that, following the issuance of all the Warrant Shares, representing an aggregate gross proceed of up to €284.5 million, the Company could extend its financial visibility into 2028 and through potential commercialization of Viaskin Peanut in the U.S, if approved.

These estimates are based on the Company’s current business plan and excludes any additional expenditures related to other programs than the Viaskin Peanut and Viaskin Milk programs or resulting from the potential in licensing or acquisition of additional product candidates or technologies, or any associated development the Company may pursue. The Company may have based these estimates on assumptions that are incorrect, and the Company may end up using its resources sooner than anticipated.

If the Company is unable to meet its financing targets, it may have to scale back its activities, notably by delaying or reducing the scope of its research and development efforts, or obtain financing through collaboration or other agreements, which could require the Company to relinquish rights to its product candidates, which the Company might otherwise seek to develop or market independently or discontinue all or part of its activities.

Main Characteristics of the Offering

Subscription and Exercise Price

The ABSA and PFW-BS-PFW were issued by decision of the Company’s Chief Executive Officer dated March 27, 2025, under and within the scope of the sub-delegations of authority granted by the Company’s Board of Directors on March 27, 2025 and in accordance with the 24th resolution of the 2024 General Meeting. The representative appointed by Baker Bros. Advisors LP and the representative of Bpifrance Participations SA to the Company’s Board of Directors did not take part in the vote on the decisions at the meeting of the Board of Directors held on March 27, 2025.

The subscription price of the ABSA (the “ABSA Price”) is €1.1136 per ABSA (€0.10 par value and €1.0136 issue premium). This ABSA Price includes the fixed price per ABSA Warrant (i.e. the euro equivalent of $0.21875) required by the Nasdaq rules for each ABSA Warrant and shows a premium of 1.37% (excluding the ABSA fixed price and 23.89% including the ABSA fixed price) compared with the volume-weighted average of the ordinary share price on the regulated market of Euronext in Paris (“Euronext Paris”) over five consecutive trading sessions out of the last 30 trading sessions preceding the setting of the price (i.e. the sessions of March 13, 14, 17, 18 and 19 2025) (i.e. €0.8989) (the “Reference Share Price”), and a 1.70% discount to this price including the theoretical value of 100% of an ABSA Warrant. The theoretical value of an ABSA Warrant obtained using the Black-Scholes method is €0.23, with a volatility of 59.1%.

The exercise price per ABSA Warrant is equal to €1.5939, i.e. an amount corresponding to (i) the ABSA Price less the fixed price per warrant of €0.2028 multiplied by (ii) one point seventy-five (1.75) (the “ABSA Warrants Exercise Price”).

Given the specific characteristics of the PFW-BS-PFW, the price of a PFW-BS-PFW is equal to the ABSA Price and corresponds to the First Pre-Funded Price (as defined below) to be paid up on the date of issue of the PFW-BS-PFW and to the balance of the exercise price of the First Pre-Funded Warrants equal to €0.01 to be paid up on the date of exercise of the First Pre-Funded Warrants.

The exercise price per BS Warrant is equal to €1.5764, i.e. the ABSA Warrants Exercise Price less €0.0175, and corresponds to the Second Pre-Funded Price to be paid up on the date of issue of the Second Pre-Funded Warrants.

The exercise price per Second Pre-Funded Warrant is equal to €0.0175 to be paid up on the date of exercise of the Second Pre-Funded Warrants.

Main Characteristics of the First Pre-Funded Warrants and the Second Pre-Funded Warrants

The main feature of the First Pre-Funded Warrants and the Second Pre-Funded Warrants is that their aggregate price, i.e. €1.1136 and €1.5939 respectively, is prefunded in the amount of €1.1036 (the “First Pre-Funded Price”) and €1.5764 (the “Second Pre-Funded Price” and each of the First Pre-Funded Price and Second Pre-Funded Price, a “Pre-Funded Price”) respectively (i.e. the relevant exercise price less (i) €0.01 for each First Pre-Funded Warrant or (ii) €0.0175 for each Second Pre-Funded Warrant) on their date of issue (at the time of subscription) and not on their date of exercise. Payment of a Pre-Funded Price is final and irrevocable.

The First Pre-Funded Warrants and Second Pre-Funded Warrants are exercisable in cash from their date of issue until April 7, 2035 (the “Pre-Funded Warrant Exercise Period”).

The exercise of (i) one (1) First Pre-Funded Warrant will give the right to subscribe to one (1) First PFW Share (the “First Pre-Funded Warrant Exercise Ratio”) and (ii) one (1) Second Pre-Funded Warrant will give the right to subscribe to one point seventy five (1.75) Second PFW Shares (the “Second Pre-Funded Warrant Exercise Ratio”), in each case at an aggregate price of €1.1136 and €1.5939 per warrant respectively, it being specified that (i) as the exercise prices have been prefunded on the respective dates of issue of the First Pre-Funded Warrants and the Second Pre-Funded Warrants up to the relevant Pre-Funded Price, only the balance (corresponding to an amount equal to (i) €0.01 per First Pre-Funded Warrant and (ii) €0.0175 per Second Pre-Funded Warrant) will have to be paid up on the date on which the First Pre-Funded Warrants and the Second Pre-Funded Warrants are exercised, and (ii) the First Pre-Funded Warrant Exercise Ratio and the Second Pre-Funded Warrant Exercise Ratio may be adjusted following any transactions carried out by the Company involving its share capital or reserves in order to maintain the rights of the holders of the First Pre-Funded Warrants and the Second Pre-Funded Warrants, in accordance with applicable regulations.

No fractional shares shall be issuable upon the exercise of First Pre-Funded Warrant and Second Pre-Funded Warrants, provided that the number of shares to be delivered in respect of any exercise of one or more First Pre-Funded Warrants or Second Pre-Funded Warrants pursuant to any exercise notice shall be rounded down to the nearest whole multiple of one share.

If the Company carries out any of the transactions referred to in Articles L. 228-99 and L. 228-101 of the French Commercial Code, the rights of holders of the First Pre-Funded Warrants and Second Pre-Funded Warrants will be maintained in accordance with said articles.

Main Characteristics of the ABSA Warrants

The ABSA Warrants will be detached from the New Shares as soon as they are issued.

The ABSA Warrants will entitle their holders, at their discretion, to subscribe for new shares of the Company. The ABSA Warrants will be exercisable from their respective date of issue until the earlier of (i) April 7, 2027 and (ii) 30 days following the publication by the Company of a press release announcing that the ongoing VITESSE trial of Viaskin peanut in 4-7 years old met the primary endpoint defined in the VITESSE study protocol, it being specified that (i) the primary measure of treatment effect will be the difference in response rates at Month 12 between active and placebo treatment groups, (ii) the primary analysis will be based on a 2-sided confidence interval (“CI”) for the difference in response rates and (iii) the primary analysis must be positive according to the success criterion (lower bound of the 2-sided 95% CI of the difference in response rates ≥ 15%) (the “ABSA Warrant Exercise Period”). The exercise of one (1) ABSA Warrant will give the right to subscribe to one point seventy-five (1.75) ABSA Warrant Shares at a price of €1.5939 per ABSA Warrant.

No fractional shares shall be issuable upon the exercise of ABSA Warrants, provided that the number of shares to be delivered in respect of any exercise of one or more ABSA Warrants pursuant to any exercise notice shall be rounded down to the nearest whole multiple of one share.

If the Company carries out any of the transactions referred to in Articles L. 228-99 and L. 228-101 of the French Commercial Code, the rights of the holders of the ABSA Warrants will be maintained in accordance with said articles.

Main Characteristics of the BS Warrants

The BS Warrants will be detached from the First Pre-Funded Warrants as soon as they are issued.

The BS Warrants will entitle their holders, at their discretion, to subscribe for Second Pre-Funded Warrants. The BS Warrants will have the same exercise period as the ABSA Warrants. The exercise of a BS Warrant will entitle their holders to subscribe to one (1) Second Pre-Funded Warrants allowing to subscribe to one point seventy five (1.75) Second PFW Shares. The exercise price per BS Warrant is equal to €1.5764 and corresponds to the Second Pre-Funded Price to be paid up on the date of issue of the Second Pre-Funded Warrants.

Representation of Holders

Holders of ABSA Warrants, BS Warrants, First Pre-Funded Warrants and Second Pre-Funded Warrants will each be grouped automatically for the defense of their common interests in a masse. The masses will act, in part, through a representative and, in part, through collective decisions of the relevant holders.

Governance Rights:

As part of the Offering, the Company has undertaken, subject to settlement of the ABSA and the PFW-BS-PFW to propose the appointment of Christiana Bardon, M.D., MBA, Managing Partner, MPM BioImpact as member of the Board of Directors at the next shareholders’ general meeting of the Company.

The Banks

LifeSci Capital LLC is acting as lead placement agent and Van Lanschot Kempen N.V. together with Van Lanschot Kempen (USA) Inc., is acting as co-placement agent for the Offering (the “Placement Agents”) and Titan Partners Group LLC. as financial advisor (the “Financial advisor” and together with the Placement Agents, the “Banks”).

Financing Participants

Baker Brothers Investment holding 22.82% of the share capital of the Company before the Offering, subscribes for 27,304,896 First Pre-Funded Warrants of the Company and will hold, after the completion of the Offering (excluding the exercise of the ABSA Warrants, the First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants), 17.14% of the Company’s share capital. After the exercise of all the ABSA Warrants, First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants, Baker Brothers Investment would hold 25.15% of the Company’s share capital subject to FDI clearance for the purpose of crossing the 25%.

Bpifrance Participations holding 6.73% of the share capital of the Company before the Offering, subscribes for 3,746,732 ABSA of the Company and will hold, after the completion of the Offering (excluding the exercise of the ABSA Warrants, the First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants), 7,79% of the Company’s share capital. After the exercise of all the ABSA Warrants, the First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants, Bpifrance Participations would hold 4.40% of the Company’s share capital.

Suvretta Capital holding 0% of the share capital of the Company before the Offering, subscribes for 20,586,452 First Pre-Funded Warrants of the Company and will hold, after the completion of the Offering (excluding the exercise of the ABSA Warrants, First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants), 0% of the Company’s share capital. After the exercise of all the ABSA Warrants, the First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants, Suvretta Capital would hold 14.45% of the Company’s share capital subject to FDI clearance for the purpose of crossing the 10%.

MPM BioImpact holding 0% of the share capital of the Company before the Offering, subscribes for 5,272,532 ABSA and 10,108,780 First Pre-Funded Warrants of the Company and will hold, after the completion of the Offering (excluding the exercise of the ABSA Warrants, the First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants), 3.85% of the Company’s share capital. After the exercise of all the ABSA Warrants, the First Pre-Funded Warrants, the BS Warrants and the Second Pre-Funded Warrants, MPM BioImpact would hold 10.79% of the Company’s share capital subject to FDI clearance for the purpose of crossing the 10%.

Admission to Trading of the Securities

The closing of the Offering is expected to occur on or around April 7, 2025, subject to customary closing conditions.

The Company’s shares are all of the same class, with a par value of €0.10. The Offered Shares will be admitted to trading on Euronext Paris (compartment B), on the same listing line as the existing shares, under the same ISIN code FR0010417345 and the symbol “DBV”.

The First Pre-Funded Warrants, the BS Warrants, the Second Pre-Funded Warrants and the ABSA Warrants will not be admitted to trading on Euronext Paris.

Until the end of the Pre-Funded Warrant Exercise Period and the ABSA Warrant Exercise Period, admission to trading on Euronext Paris of the Warrant Shares will be periodically requested.

The securities sold in this Offering are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the subscription agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the New Shares, the ABSA Warrant Shares, the First PFW Shares and the Second PFW Shares.

Impact of the Offering on Shareholders’ Equity and on the Share Capital

On an indicative basis, the impact of the Offering on (i) the share of the Company’s consolidated shareholder’s equity per share and (ii) the ownership interest of a shareholder holding 1.00% of the Company’s share capital prior to the issue and not subscribing to it (calculation based on shareholders’ equity on December 31, 2024 and the number of the Company’s shares as of the date of this press release, exclusive of treasury shares) is as follows:

	Ownership interest (in %)		Share of equity per share (in euros)
	On a non- diluted basis	On a diluted basis(1)	On a non-diluted basis	On a diluted basis(1)
Prior to the issue of 34,090,004 New Shares	1.00%	0.74%	0.25	0.74
Following the issue of 34,090,004 New Shares	0.75%	0.60%	0.41	0.77
Following the issue of 34,090,004 New Shares and the 254,923,061 Warrant Shares from the exercise of all the First Pre-Funded Warrant, the Second Pre-Funded Warrants and the ABSA Warrants	0.26%	0.24%	0.79	0.91

(1)   The calculations are based on the assumption of the exercise of all the warrants, free shares and stock options outstanding as of the date of this press release, giving access to a maximum of 35,670,068 shares.

Evolution of the Shareholding Structure in Connection with the Offering

The shareholding structure of the Company before the Offering:

Shareholders	Shareholders (non-diluted)		Shareholders (diluted)(2)
	Number of shares and voting rights	% of share capital and voting rights*	Number of shares and voting rights	% of share capital and voting rights*

Baker Brothers Investments	23,468,000	22.82%	36,584,331	26.41%

VR Adviser, LLC	9,300,000	9.04%	18,450,000	13.32%

Bpifrance Participations (ex-FSI)	6,925,700	6.73%	6,925,700	5.00%

Shares held by the Company*	253,033	0.25%	253,033	0.18%

Management(1)	74,489	0.07%	7,591,647	5.48%

Others	62,837,646	61.09%	68,724,225	49.61%

Total	102,858,868	100.00%	138,528,936	100.00%

* Given the low percentage of treasury shares without voting rights, there is no significant difference between the theoretical percentage of voting rights and the actual percentage of voting rights.

(1) Shares held by the members of the Executive Committee.

(2) Calculations are based on the assumption that all warrants and stock options will be exercised, and that all free shares allotted will vest, corresponding to 35,670,068 shares.

The shareholding structure of the Company following the settlement of the Offering:

	Shareholders after the settlement of the New Shares				Shareholders after the settlement of the New Shares and the exercise of all the First Pre- Funded Warrants, the ABSA Warrants and the Second Pre-Funded Warrants

Shareholders	Shareholders (non- diluted)		Shareholders (diluted)(2)		Shareholders (non- diluted)		Shareholders (diluted)(2)
	Number of shares and voting rights	% of share capital and voting rights*	Number of shares and voting rights	% of share capital and voting rights*	Number of shares and voting rights	% of share capital and voting rights*	Number of shares and voting rights	% of share capital and voting rights*

Baker Brothers Investments	23,468,000	17.14%	36,584,331	21.19%	98,556,464	25.15%	111,672,795	26.12%

VR Adviser, LLC	9,300,000	6.80%	18,450,000	10.69%	9,300,000	2.37%	18,450,000	4.32%

Bpifrance Participations (ex-FSI)	10,672,432	7.79%	10,672,432	6.18%	17,229,213	4.40%	17,229,213	4.03%

Suvretta Capital	-	-	-	-	56,612,743	14.45%	56,612,743	13.24%

MPM BioImpact	5,272,532	3.85%	5,272,532	3.05%	42,298,608	10.79	42,298,608	9.89%

Shares held by the Company*	253,033	0.18%	253,033	0.15%	253,033	0.06%	253,033	0.06%

Management(1)	74,489	0.05%	7,591,647	4.40%	74,489	0.02%	7,591,647	1.78%

Others	87,908,386	64.19%	93,794,965	54.34%	167,547,383	42.76%	173,433,962	40.56%

Total	136,948,872	100.00%	172,618,940	100.00%	391,871,933	100.00%	427,542,001	100.00%

* Given the low percentage of treasury shares without voting rights, there is no significant difference between the theoretical percentage of voting rights and the actual percentage of voting rights.

(1) Shares held by the members of the Executive Committee.

(2) Calculations are based on the assumption that all warrants and stock options will be exercised, and that all free shares allotted will vest, corresponding to 35,670,068 shares.

Audited Financial Results for Full Year 2024

The audited final financial statements of the Company for full year 2024 will be published no later than April 15, 2025.

Prospectus Exemption

The Offering is not subject to a prospectus requiring an approval of the French Financial Markets Authority (Autorité des Marchés Financiers) (the “AMF”). In accordance with Article 1(5) (ba) of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended (the “Prospectus Regulation”), the Company has filed with the AMF a document containing the information set out in Appendix IX of the Prospectus Regulation (the “Information Document”), copies of which are available free of charge on the Company’s website (www.dbv-technologies.com).

Information Available to the Public

Detailed information regarding the Company, including its business, financial information, results, perspectives and related risk factors are contained in the Company’s 2023 universal registration document filed with the AMF on March 8, 2024 under number D.24-0086 (the “2023 Universal Registration Document”). This document as well as other regulated information and all of the Company’s press releases, are available free of charge on the website of the Company (www.dbv-technologies.com). Your attention is drawn to the risk factors related to the Company and its activities presented in Chapter 2.1 of its 2023 Universal Registration Document as updated by the Information Document.

Investor Conference Call and Webcast

DBV management will host an investor conference call and webcast Monday, March 31, 2025, at 5:00pm ET (23h00 CET), to discuss the financing and FDA business update. This call is accessible via the below teleconferencing numbers and requesting the DBV Technologies call:

•	United States: +1-877-346-6112
•	International: +1-848-280-6350

A live webcast of the call will be available on the Investors & Media section of the Company’s website: https://www.dbv-technologies.com/investor-relations/. A replay of the presentation will also be available on DBV’s website after the event.

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About DBV Technologies

DBV Technologies is a clinical-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary technology platform, Viaskin, to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT™), the Viaskin platform is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of food allergic people. The Company’s food allergy programs include ongoing clinical trials of Viaskin Peanut in peanut allergic toddlers (1 through 3 years of age) and children (4 through 7 years of age).

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. These statements include, but are not limited to, statements about the ability of the Company to close the Offering, the expected timing of closing of the Offering and the anticipated use of proceeds from the Offering, the exercise by the investors of the warrants and pre-funded warrants to be issued in connection with the Offering, the Company’s financial condition, forecast of its cash runway, and financing plans, the Company’s business strategy and goals, forecasts and estimates with respect to the Company’s planned and ongoing clinical trials, including the design, duration, timing, and costs for those trials, and the results and timing thereof and regulatory matters with respect thereto, clinical trial data releases and publications, the information, insights and impacts that may be gathered from clinical trials, the potential regulatory submissions, regulatory approval and commercialization of the Company’s product candidates, and the timing of registration of the securities sold in the Offering with the Securities and Exchange Commission. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, the Company’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include the Company’s ability to obtain necessary financing, uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, and the Company’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in the Company’s regulatory filings with the AMF, the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in future filings and reports made with the AMF and SEC by the Company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, the Company undertakes no obligation to update or revise the information contained in this press release.

DBV Investor Relations Contact

Katie Matthews

DBV Technologies

katie.matthews@dbv-technologies.com

DBV Media Contact

Angela Marcucci

DBV Technologies

angela.marcucci@dbv-technologies.com

Disclaimer

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

The distribution of this document may, in certain jurisdictions, be restricted by local legislations. Persons into whose possession this document comes are required to inform themselves about and to observe any such potential local restrictions.

France

The securities have not been and will not be offered or sold to the public in France (except for public offerings defined in Article L.411-2 1° of the French Monetary and Financial Code).

The securities may only be offered or sold in France pursuant to Article L. 411-1 of the French Monetary and Financial Code to “qualified investors” (as such term is defined in Article 2(e) of Prospectus Regulation), and in accordance with Articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4 of the French Monetary and Financial Code.

This announcement is not an advertisement and not a prospectus within the meaning of the Prospectus Regulation.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State“) no offer to the public of securities may be made in that Member State other than:

-	to any legal entity which is a ‘‘qualified investor’’ as defined in the Prospectus Regulation;
-	to fewer than 150 natural or legal persons (other than a qualified investor as defined in the Prospectus Regulation); or
-

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the Banks and the Company that it is a ‘‘qualified investor’’ as defined in the Prospectus Regulation.

For the purposes of this provision, the expression an ‘‘offer to the public’’ in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any ordinary shares.

United Kingdom

This press release is only being distributed to, and is only directed at, persons in the United Kingdom that (i) are “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Article 21 of the Financial Services and Markets Act 2000) in connection with the issuance or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This press release is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this press release relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

United States of America

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities in the United States of America, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

None of the securities to be issued in connection with the Offering have been registered under the Securities Act of 1933, as amended, and such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements.